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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                              VIALOG CORPORATION
            (Exact name of registrant as specified in its charter)

    MASSACHUSETTS                                               04-3305282
(State of incorporation                                      (I.R.S. Employer
 or organization)                                            Identification No.)


         35 NEW ENGLAND BUSINESS CENTER, SUITE 160, ANDOVER, MA 01810
           (Address of principal executive offices)      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED


NOT APPLICABLE                                    NOT APPLICABLE


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE
                               (title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information set forth in the Section entitled "Description of Capital Stock" in the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333-53395), as amended, including any form of the prospectus contained therein, as amended (the "Registration Statement"), is incorporated herein by reference.


ITEM 2.  EXHIBITS.

     The documents listed below are filed as exhibits to this registration statement:

1. Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 of Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on July 8, 1998).

2.   Restated Articles of Organization of the Registrant.

3.   Amended and Restated Bylaws of the Registrant.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    VIALOG CORPORATION



                                    By: /s/ Glenn D. Bolduc
                                       -------------------------------------
                                       Glenn D. Bolduc
                                       President and Chief Executive Officer
Date:  July 27, 1998